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                                                                    Exhibit 10.7

                       QUANTUM BRIDGE COMMUNICATIONS, INC.
                                 One High Street
                             North Andover, MA 01845

                                                                   April 1, 1999

Fleet National Bank
One Federal Street
Boston, MA  02110

Gentlemen:

     This letter agreement will set forth certain understandings between Quantum Bridge Communications, Inc., a Delaware corporation (the "Borrower"), and Fleet National Bank (the "Bank") with respect to Term Loans (hereinafter defined) to be made by the Bank to the Borrower. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

     I.   AMOUNTS AND TERMS

     1.1. REFERENCES TO DOCUMENTS. Reference is made to (i) that certain $1,000,000 face principal amount promissory note (the "Term Note") of even date herewith made by the Borrower and payable to the order of the Bank, and (ii) that certain Inventory and Accounts Receivable Security Agreement and that certain Supplementary Security Agreement - Security Interest in Goods and Chattels, each of even date herewith, from the Borrower to the Bank (collectively, the "Security Agreement").

     1.2. THE BORROWING; TERM NOTE. Subject to the terms and conditions hereinafter set forth, the Bank will make one or more loans (the "Term Loans") to the Borrower, as the Borrower may request, on any Business Day prior to the first to occur of (i) March 31, 2000 or (ii) the earlier termination of the within-described term loan facility pursuant to ss.5.2 or ss.6.7. A Term Loan shall be made, not more than once per calendar quarter (except that more than one Term Loan may be made in any calendar quarter provided that each additional Term Loan in any one calendar quarter is in an amount of at least $25,000), in order to finance costs of Qualifying Equipment acquired by the Borrower within the 90 days preceding the request for such Term Loan (except that the first Term Loan may finance costs of Qualifying Equipment acquired within the 120-day period preceding the date of such Term Loan) and Qualifying Leasehold Improvements installed within the 90 days preceding the request for such Term Loan (except that the first Term Loan may finance costs of Qualifying Leasehold Improvements installed within the 120-day period preceding the date of such Term
Loan), each such Term Loan to be in such amount as may be requested by the Borrower; provided that (i) no Term Loan will be made after


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March 31, 2000; (ii) the aggregate original principal amounts of all Term Loans will not exceed $1,000,000; and (iii) no Term Loan will be in an amount in excess of 90% of the invoiced actual costs of the items of Qualifying Equipment and Qualifying Leasehold Improvements with respect to which such Term Loan is made (excluding taxes, shipping, installation charges, training fees and other "soft costs" and excluding software except as expressly permitted by the next following sentence); except that the Borrower may in its sole discretion elect to deposit with the Bank and pledge to the Bank cash equal to 10% of the original principal amount of any Term Loan; and if it so elects and pursuant to such election deposits with the Bank and pledges to the Bank (by instruments reasonably satisfactory in form and substance to the Bank) cash equal to 10% of the original principal amount of any Term Loan, then the amount of such Term Loan (including the amount so pledged) will be 100% of said invoiced actual costs. The Borrower may include within "Qualifying Equipment" software (not including "shrink-wrapped" software) purchased by the Borrower for use in connection with the equipment otherwise included in "Qualifying Equipment"; provided that the aggregate amount of the Term Loans used to fund the purchase of such software will not exceed $300,000. Prior to the making of each Term Loan, and as a precondition thereto, the Borrower will provide the Bank with:
(i) invoices supporting the costs of the relevant Qualifying Equipment and Qualifying Leasehold Improvements; (ii) such evidence as the Bank may reasonably require showing that the Qualifying Equipment has been delivered to the Borrower's North Andover, MA premises (or elsewhere to the extent provided in the last sentence of this paragraph), has become fully operational (provided that the Borrower may have up to 90 days after delivery of the Qualifying Equipment to cause same to become fully operational), has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) such evidence as the Bank may reasonably require showing that the Qualifying Leasehold Improvements have been constructed at or delivered to the Borrower's North Andover, MA premises, have been paid for by the Borrower and are owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iv) Uniform Commercial Code financing statements (if needed) reflecting the relevant Qualifying Equipment and Qualifying Leasehold Improvements with respect to which such Term Loan is being made; and (v) evidence satisfactory to the Bank that the Qualifying Equipment and Qualifying Leasehold Improvements are fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. Notwithstanding the provisions of clause (ii) of the immediately preceding sentence, in the ordinary course of the Borrower's business, the following Qualifying Equipment need not be located at said North Andover, MA premises: (i) personal computers used by salesmen and other employees of the Borrower and (ii) a reasonable amount of equipment located on a temporary basis at premises of the Borrower's customers and on other premises for sales, demonstration and testing purposes; provided that in any event the Borrower notifies the Bank of each location where any material item of Qualifying Equipment shall be kept and provides to the Bank all such Uniform Commercial Code financing statements and other documentation, and takes all such other action, as the Bank may reasonably request in order to create, perfect and/or protect a first priority security interest in favor of the Bank in all such Qualifying Equipment.

     The Term Loans will be evidenced by the Term Note. Interest on the Term Loans shall be payable at the times and at the rate provided for in the Term Note. Overdue principal of any


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Term Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under the Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Term Note or on the books of the Bank, at or following the time of making each Term Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Term Loans. The amount so noted shall constitute PRIMA FACIE evidence as to the amount owed by the Borrower with respect to principal of the Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Term Note.

     1.3. PRINCIPAL REPAYMENT OF TERM LOANS. The Borrower shall repay the principal of the Term Loans in 36 equal consecutive monthly installments, commencing on April 1, 2000 and continuing on the first day of each month thereafter. Each such monthly installment of principal of the Term Loans shall be in an amount equal to 1/36th of the aggregate principal amount of the Term Loans outstanding at the close of business on March 31, 2000. In any event, the then outstanding principal balance of the Term Loans and all interest accrued but unpaid thereon shall be due and payable in full on March 1, 2003. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of any Term Loan; provided that each such principal prepayment shall be accompanied by payment of all interest on the amount so prepaid accrued but unpaid to the date of payment. Any partial prepayment of principal of the Term Loans will be applied to installments of principal of the Term Loans thereafter coming due in inverse order of normal maturity. Amounts repaid or prepaid with respect to the Term Loans are not available for reborrowing.

     1.4. ADVANCES AND PAYMENTS. The proceeds of all Term Loans shall be credited by the Bank to a general deposit account maintained by the Borrower with the Bank. The proceeds of each Term Loan will be used by the Borrower solely to pay (or reimburse the Borrower for) the costs of acquisition of Qualifying Equipment and Qualifying Leasehold Improvements.

     The Bank may charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums due, from time to time, under this letter agreement and/or the Term Note; and will thereafter notify the Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Term Note; provided that, notwithstanding the foregoing, if no Event of Default has occurred and is then continuing the Bank will give prior written notice to the Borrower before changing such account for any costs and expenses due under ss.6.1 below.

     Whenever any payment to be made to the Bank hereunder or under the Term Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower


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hereunder and/or in respect of the Term Note shall be made net of any impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank. All payments of interest, principal and any other sum payable hereunder and/or under the Term Note shall be made to the Bank, in lawful money of the United States in immediately available funds, at its office at One Federal Street, Boston, MA 02110 or to such other address as the Bank may from time to time direct. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, the Term Note and/or any of the other Loan Documents, next to interest then accrued on account of any Term Loans and only thereafter to principal of the Term Loans. All interest and fees payable hereunder and/or under the Term Note shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     1.5. CONDITIONS TO ADVANCE. Prior to the making of the initial Term Loan, the Borrower shall deliver to the Bank duly executed copies of this letter agreement, the Security Agreement, the Term Note and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel.

     Without limiting the foregoing, any Term Loan (including the initial Term
Loan) is subject to the further conditions precedent that on the date on which such Term Loan is made (and after giving effect thereto):

     (a) All statements, representations and warranties of the Borrower made in this letter agreement and/or in the Security Agreement shall continue to be correct in all material respects as of the date of such Term Loan (except for such statements, representations and warranties that expressly relate to a specific date).

     (b) All covenants and agreements of the Borrower contained herein and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of such Term Loan.

     (c) No event which constitutes, or which with notice or lapse of time or both would constitute, an Event of Default shall have occurred and be continuing.

     (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements then most recently furnished to the Bank.

     Each request by the Borrower for any Term Loan, and each acceptance by the Borrower of the proceeds of any Term Loan, will be deemed a representation and warranty by the Borrower that at the date of such Term Loan and after giving effect thereto all of the conditions set forth in the foregoing clauses (a)-(d) of this ss.1.5 will be satisfied.


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     II.  REPRESENTATIONS AND WARRANTIES

     2.1. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this letter agreement and to make Term Loans hereunder, the Borrower warrants and represents to the Bank as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has full corporate power to own its property and conduct its business as now conducted and as proposed to be conducted, to grant the security interests contemplated by the Security Agreement and to enter into and perform this letter agreement and the other Loan Documents. The Borrower is duly qualified to do business and in good standing in Massachusetts and in each other jurisdiction in which the Borrower maintains any plant, office, warehouse or other facility and in each other jurisdiction where the failure so to qualify would be reasonably likely (singly or in the aggregate with all other such failures) to have a material adverse effect on the financial condition, business or prospects of the Borrower, all such jurisdictions being listed on item 2.1(a) of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries, except as shown on said item 2.1(a) of the attached Disclosure Schedule. The Borrower is not a member of any partnership or joint venture.

     (b) At the date of this letter agreement, all of the outstanding capital stock of the Borrower is owned, of record and beneficially, as set forth on item 2.1(b) of the attached Disclosure Schedule. The Borrower owns 100% of the outstanding capital stock of each Subsidiary, if any.

     (c) The execution, delivery and performance by the Borrower of this letter agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action and do not and will not:

          (i) violate any provision of, or require any filing (other than filings under the Uniform Commercial Code), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

          (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or require any other consent of any Person; or

          (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.


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     (d)  This letter agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

     (e) Except as described on item 2.1(e) of the attached Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any other instrument provided for or contemplated by this letter agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate would be reasonably likely to result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrower or any such Subsidiary.

     (f) The Borrower is not in violation of any term of its charter or by-laws as now in effect. Neither the Borrower nor any Subsidiary of the Borrower is in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other material instrument, contract or agreement to which it is a party or by which any of its property is bound, which violation would be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower.

     (g) The Borrower has filed (and has caused each of its Subsidiaries to file) all federal, foreign, state and local tax returns, reports and estimates required to be filed by the Borrower and/or by any such Subsidiary. Except as set forth on item 2.1(g) of the attached Disclosure Schedule, all such filed returns, reports and estimates are proper and accurate and the Borrower or the relevant Subsidiary has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates, other than any such taxes, assessments, impositions, fees and charges which are being contested in good faith by appropriate proceedings which serve to stay the remedies of the relevant taxing authority and as to which the Borrower has established and maintains adequate reserves. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability nor any basis therefor.

     (h) The Borrower is in compliance with (and each Subsidiary of the Borrower is in compliance with) all requirements of law, federal, foreign, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which would be reasonably likely (singly or in the aggregate with all other such failures) to have a material adverse effect upon the assets, business, financial condition or prospects of the Borrower or any such Subsidiary. Without limiting the foregoing, the Borrower has all of the material franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used.


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     (i)  The management-generated financial statements of the Borrower as at
December 31, 1998, heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower as at the date thereof and for the period covered thereby, except that said management-generated statements do not have footnotes and thus do not present all of the information which would normally be contained in footnotes to financial statements. Neither the Borrower nor any of the Borrower's Subsidiaries has any liability, contingent or otherwise, not disclosed in the aforesaid December 31, 1998 financial statements or in any notes thereto that could materially adversely affect the financial condition of the Borrower. Since December 31, 1998, there has been no material adverse development in the business, condition or prospects of the Borrower, and the Borrower has not entered into any material transaction other than in the ordinary course.

     (j) The principal place of business and chief executive offices of the Borrower are located at One High Street, North Andover, MA 01845. All of the books and records of the Borrower are located at said address. Other than as described on item 2.1(j) of the attached Disclosure Schedule, none of the assets of the Borrower are located at any other address, except (i) personal computers used in the ordinary course of the Borrower's business by salesmen and other employees of the Borrower and (ii) a reasonable amount of equipment located on a temporary basis in the ordinary course of the Borrower's business at premises of the Borrower's customers and at other premises for sales, demonstration and testing purposes; provided that in any event the Borrower notifies the Bank of each location where any material item of such assets shall be kept and provides to the Bank all such Uniform Commercial Code financing statements and other documentation, and takes all such other action, as the Bank may reasonably request in order to create, prefect and/or protect a first priority security interest in favor of the Bank in each material item of such assets. Said Item 2.1(j) of the attached Disclosure Schedule sets forth the names and addresses of all record owners of any premises where any material item of Collateral is located.

     (k) The Borrower owns or has a valid right to use all of the material patents, licenses, copyrights, trademarks, trade names and franchises now being used or necessary to conduct its business as presently conducted. The conduct of the Borrower's business as now operated does not conflict with valid patents, licenses, copyrights, trademarks, trade names or franchises of others in any manner that could materially adversely affect the business or assets or condition, financial or otherwise, of the Borrower.

     (l) None of the executive officers or key employees of the Borrower is subject to any agreement in favor of anyone other than the Borrower which limits or restricts that person's right to engage in the type of business activity conducted by the Borrower or which grants to anyone other than the Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee.

     (m) The Borrower is not a party to any contract or agreement which now has or, as far as can be foreseen by the Borrower at the date hereof, is reasonably likely to have a material adverse effect on the financial condition, business, prospects or properties of the Borrower.


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     (n)  Except as heretofore disclosed in writing to the Bank, the Borrower has reviewed the software which it uses in its business for "Year 2000" compliance and has determined that such software will continue to function in the manner intended without interruption of service or other difficulty resulting from the "Year 2000 problem". The Borrower will, at the request of the Bank, provide such reports and such other information as the Bank may reasonably request in order to evidence such Year 2000 compliance.

     III. AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS

     Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Term Loan or any of the other Obligations shall be outstanding:

     3.1. LEGAL EXISTENCE; QUALIFICATION; COMPLIANCE. The Borrower will maintain (and will cause each Subsidiary of the Borrower to maintain) its corporate existence and good standing in the jurisdiction of its incorporation. The Borrower will remain qualified to do business and in good standing in Massachusetts. The Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each Subsidiary of the Borrower to qualify and remain qualified and in good standing) in each other jurisdiction where the Borrower or such Subsidiary, as the case may be, maintains any plant, office, warehouse or other facility and in each other jurisdiction where the failure so to qualify could (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary. The Borrower will comply (and will cause each Subsidiary of the Borrower to comply) with its charter documents and by-laws. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the Borrower or such Subsidiary shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and (ii) those laws, rules and regulations the failure to comply with any of which would not (singly or in the aggregate) be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary.

     3.2. MAINTENANCE OF PROPERTY; INSURANCE. The Borrower will maintain and preserve (and will cause each Subsidiary of the Borrower to maintain and preserve) all of its fixed assets in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower will maintain all such insurance as may be required under the Security Agreement and will also maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be reasonably satisfactory to the Bank from time to time and in any event all such insurance as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales.


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


     3.3. PAYMENT OF TAXES AND CHARGES. The Borrower will pay and discharge (and will cause each Subsidiary of the Borrower to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of the Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and for which the Borrower has established and is maintaining adequate reserves. The Borrower will pay, and will cause each of its Subsidiaries to pay, in a timely manner, all material lease obligations, material trade debt, material purchase money obligations, material equipment lease obligations and all of its other material Indebtedness. The Borrower will perform and fulfill all material covenants and agreements under any material leases of real estate, agreements relating to material purchase money debt, material equipment leases and other material contracts. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all material permits, permissions and licenses necessary or desirable for its business.

     3.4. ACCOUNTS. The Borrower will maintain its principal depository and operating accounts with the Bank.

     3.5. CONDUCT OF BUSINESS. The Borrower will conduct, in the ordinary course, the business of the development, manufacturing, marketing and sales of telecommunications equipment. The Borrower will not, without the prior written consent of the Bank, directly or indirectly (itself or through any Subsidiary) enter into any other lines of business, businesses or ventures.

     3.6. REPORTING REQUIREMENTS. The Borrower will furnish to the Bank (or cause to be furnished to the Bank):

          (i) Within 90 days after the end of each fiscal year of the Borrower (commencing with its fiscal year ending December 31, 1999), a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated and consolidating balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated and consolidating statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants selected by the Borrower and reasonably acceptable to the Bank, such certification to be in such form as is generally recognized as "unqualified".

          (ii) Within 30 days after the end of each month, consolidated and consolidating balance sheets of the Borrower and Subsidiaries and related consolidated and consolidating statements of income and cash flow, unaudited but complete and accurate and prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower and


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


     Subsidiaries as at the dates thereof and for the periods covered thereby (except that such monthly statements need not contain footnotes) and certified as accurate (subject to normal year-end audit adjustments, which shall not be material) by the President or Vice President of Finance and Administration of the Borrower, such balance sheets to be as at the end of each such month and such statements of income and cash flow to be for each such month and for the fiscal year to date, in each case (commencing with its statements for the fiscal period ending June 30, 1999) together with a comparison to budget and a comparison to the results for the corresponding fiscal period of the immediately prior fiscal year.

          (iii) At the time of delivery of each annual or monthly financial statement of the Borrower, a certificate executed by the President or Vice President of Finance and Administration of the Borrower stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any default by the Borrower in the performance or observance of any of the provisions of this letter agreement or of any of the other Loan Documents or, if he or she has such knowledge, specifying each such default and the nature thereof. Each such financial statement will also set forth the calculation necessary to evidence compliance with ss.3.7.

          (iv) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any "management letter" prepared by such accountants. Also, within 90 days after the beginning of each fiscal year (or by June 30, 1999 with respect to its 1999 fiscal year), the Borrower will deliver to the Bank a budget for such fiscal year approved by the Borrower's Board of Directors, such budget to include projected income statements, balance sheets and cash flows on a monthly basis.

          (v) As soon as possible and in any event within five days after the Borrower knows of or reasonably should have known of the occurrence of any Default or Event of Default, the statement of the Borrower setting forth details of each such Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

          (vi) Promptly after the commencement thereof, notice of the commencement of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Subsidiary of the Borrower is a party; provided, however, that nothing contained in this clause (vi) will be deemed to require the Borrower to give notice of any such action, suit or proceeding which seeks monetary damage only, such damages being in the amount of $50,000 or less.

          (vii) Should any securities of the Borrower be publicly traded or if registration of any such securities is being sought, the Borrower will furnish to the Bank, promptly upon same becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders or the holders of debt securities generally or disseminated to the public, and of each regular or periodic report and any registration statement, prospectus or listing application filed by the Borrower with the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency.

          (viii) Promptly after the Borrower has knowledge thereof, written notice of any development or circumstance which would be reasonably expected to have a material adverse effect on the Borrower or its business, properties, assets, Subsidiaries or condition, financial or otherwise.

          (ix) Promptly upon request, such other information respecting the financial condition, operations, receivables, inventory, machinery or equipment of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     3.7. CAPITAL BASE. The Borrower will maintain at all times a consolidated Capital Base which shall not be less than $750,000.

     3.8. BOOKS AND RECORDS. The Borrower will maintain (and will cause each of its Subsidiaries to maintain) complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. The Borrower will, at any reasonable time and from time to time (but not more than once per calendar quarter unless an Event of Default has occurred and is then continuing) upon reasonable notice and during normal business hours (and at any time and without any necessity for notice following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this ss.3.8. Each financial statement of the Borrower hereafter delivered pursuant to this letter agreement will be complete and accurate and will fairly present the financial condition of the Borrower as at the date thereof and for the periods covered thereby.

     3.9. LANDLORD'S WAIVER. Prior to the making of the first Term Loan, the Borrower will use its best efforts to obtain, and will thereafter use its best efforts to maintain in effect at all times, waivers from the owners of all premises in which any material amount of Collateral is permanently located, such waivers to be in form and substance reasonably satisfactory to the Bank.

     IV.  NEGATIVE COVENANTS

     Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Term Loan or any of the other Obligations shall be outstanding:

     4.1. INDEBTEDNESS. The Borrower will not create, incur, assume or suffer to exist any Indebtedness (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness), except for:

          (i) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the Term Note;

          (ii) Indebtedness of the Borrower or any Subsidiary for taxes, assessments and governmental charges or levies not yet due and payable;

          (iii) unsecured current liabilities of the Borrower or any Subsidiary (other than for money borrowed or for purchase money Indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

          (iv) purchase money Indebtedness (including, without limitation, Indebtedness in respect of capitalized equipment leases) incurred after the date hereof to equipment vendors and/or lessors for equipment purchased or leased by the Borrower for use in the Borrower's business, provided that the total of Indebtedness permitted under this clause (iv) plus presently-existing equipment financing permitted under clause (v) of this ss.4.1 will not exceed $200,000 in the aggregate outstanding at any one time;

          (v) other Indebtedness existing at the date hereof, but only to the extent set forth on item 4.1 of the attached Disclosure Schedule; and

          (vi) any guaranties or other contingent liabilities expressly permitted pursuant toss.4.3.

     4.2. LIENS. The Borrower will not create, incur, assume or suffer to exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

          (i) Liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained;

          (iii) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

          (iv) Liens in favor of the Bank;

          (v) Liens in favor of equipment vendors and/or lessors securing purchase money Indebtedness to the extent permitted by clause (iv) of ss.4.1; provided that no such Lien will extend to any property of the Borrower other than the specific items of equipment financed; or

          (vi) other Liens existing at the date hereof, but only to the extent and with the relative priorities set forth on item 4.2 of the attached Disclosure Schedule.

     Without limitation of the foregoing, the Borrower agrees that the Borrower will not enter into any agreement (a "Restrictive Agreement") which would have the effect of prohibiting the Borrower from granting to the Bank in the future a Lien on any of the Borrower's property and interests. The Borrower represents that it is not now a party to any such Restrictive Agreement.

     4.3. GUARANTIES. The Borrower will not, without the prior written consent of the Bank, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable) in connection with any indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business, and (ii) guaranties existing at the date hereof and described on item 4.3 of the attached Disclosure Schedule.

     4.4. DIVIDENDS. The Borrower will not, without the prior written consent of the Bank, make any distributions to its shareholders, pay any dividends (other than dividends payable solely in capital stock of the Borrower) or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock; provided that so long as the Borrower's consolidated Capital Base is (and after giving effect to any such repurchase would continue to be) in excess of $750,000, the Borrower may repurchase from employees and former employees stock issued under the Borrower's Stock Incentive Plan.

     4.5. LOANS AND ADVANCES. The Borrower will not make (and will not permit any Subsidiary to make) any loans or advances to any Person, including, without limitation, the Borrower's directors, officers and employees, except advances to such directors, officers or employees with respect to expenses incurred by them in the ordinary course of their duties and advances against salary, all of which loans and advances will not exceed, in the aggregate, $25,000 outstanding at any one time.

     4.6. INVESTMENTS. The Borrower will not, without the Bank's prior written consent, invest in, hold or purchase (other than the repurchase of the Borrower's stock described in ss.4.4 above) any stock or securities of any Person (nor will the Borrower permit any of its Subsidiaries to invest in, purchase or hold any such stock or securities) except: (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof; (ii) other investment grade debt securities;
(iii) mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i) and (ii) of this ss.4.6; (iv) deposits with or certificates of deposit issued by the Bank and any other obligations of the Bank or the Bank's parent; (v) deposits with or certificates of deposits issued by any other bank organized in the United States having capital in excess of $100,000,000; and (vi) investments in any Subsidiaries now existing or hereafter created by the Borrower pursuant to ss.4.7 below; provided that in any event the Tangible Net Worth of the Borrower alone (exclusive of its investment in Subsidiaries and any debt owed by any Subsidiary to the Borrower) will not be less than 90% of the consolidated Tangible Net Worth of the Borrower and Subsidiaries.

     4.7. SUBSIDIARIES; ACQUISITIONS. The Borrower will not, without the prior written consent of the Bank, form or acquire any Subsidiary or make any other acquisition of all or substantially all of the stock of any other Person or of all or substantially all of the assets of any other Person. The Borrower will not become a partner in any partnership.

     4.8. MERGER. The Borrower will not, without the prior written consent of the Bank, merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of any material portion of its assets (whether in one or more transactions), other than sale of inventory in the ordinary course.

     4.9. AFFILIATE TRANSACTIONS. The Borrower will not, without the prior written consent of the Bank (such consent not to be unreasonably withheld or delayed), enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an affiliate; provided that nothing in this ss.4.9 shall be deemed to restrict the payment of salary or other similar payments to any officer or director of the Borrower at a level consistent with the salary and other payments being paid at the date of this letter agreement, nor to prevent the hiring of additional officers at a level of compensation consistent with industry practice, nor to prevent reasonable periodic increases in salary and other compensation. For the purposes of this letter agreement, "affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any officer or director or former officer or director of the Borrower; any Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of the Borrower or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing. "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise. Notwithstanding the foregoing, nothing contained in this ss.4.9 will be deemed to prohibit any sales of additional equity in the Borrower to any present or future affiliate of the Borrower.

     4.10. CHANGE OF ADDRESS, ETC. The Borrower will not change its corporate name or legal structure, nor will the Borrower change its chief executive offices or principal place of business from the address described in ss.2.1(j), nor will the Borrower remove any books or records from such address, nor will the Borrower keep any Collateral at any location other than the premises referred to in said ss.2.1(j) without, in each instance, giving the Bank at least 30 days' prior written notice and providing all such financing statements, certificates and other documentation as the Bank may reasonably request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Security Agreement; provided however, that in the ordinary course of the Borrower's business, the following items of Collateral may be located at other premises: (i) personal computers used by salesmen and other employees of the Borrower and (ii) a reasonable amount of equipment located on a temporary basis at premises of the Borrower's customers and on other premises for sales, demonstration and testing purposes so long as, in each such case, the Borrower notifies the Bank of each location where any material item of Collateral shall be kept and provides to the Bank all such Uniform Commercial Code financing statements and other documentation, and takes all such other action, as the Bank may reasonably request in order to create, perfect and/or protect a first priority security interest in favor of the Bank in each material item of Collateral. The Borrower will not change its fiscal year or methods of financial reporting unless, in each instance, prior written notice of such change is given to the Bank and prior to such change the Borrower enters into amendments to this letter agreement in form and substance reasonably satisfactory to the Bank in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower hereunder.

     4.11. HAZARDOUS WASTE. Except as provided below, the Borrower will not dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, nor shall the Borrower store (or permit any Subsidiary to store) on any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material or oil (the terms "hazardous material", "oil", "site" and "vessel", respectively, being used herein with the meanings given those terms in Mass. Gen. Laws, Ch. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). The Borrower shall provide the Bank with written notice of (i) the intended storage or transport of any hazardous material or oil by the Borrower or any Subsidiary of the Borrower, (ii) any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, and (iii) any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower or any Subsidiary of the Borrower may be liable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x) oil and other combustible materials in reasonable quantities, as fuel for heating of their respective facilities or for vehicles or machinery used in the ordinary course of their respective businesses and (y) hazardous materials that are solvents, cleaning agents or other materials used in the ordinary course of the respective business operations of the Borrower and its Subsidiaries, in reasonable quantities, as long as in any case the Borrower or the Subsidiary concerned (as the case may be) has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent businessperson conducting a business the same as or similar to that of the Borrower or such Subsidiary (as the case may be) would follow, and disposes of any hazardous wastes (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services.

      4.12. NO MARGIN STOCK. No proceeds of any Term Loan shall be used directly or indirectly to purchase or carry any margin security.

      4.13. SUBORDINATED DEBT. The Borrower will not directly or indirectly make any optional or voluntary prepayment or purchase of Subordinated Debt or modify, alter or add any provisions with respect to payment of Subordinated Debt. In any event, the Borrower will not make any payment of any principal of or interest on any Subordinated Debt at any time when there exists, or if there would result therefrom, any Default or Event of Default hereunder.

      V.    DEFAULT AND REMEDIES

      5.1. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

      (a) The Borrower shall fail to make any payment of principal of or interest on the Term Note on or before the date when due; or

      (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Term Loan shall at any time prove to have been incorrect in any material respect when made; or

      (c) The Borrower shall default in the performance or observance of any agreement or obligation under any of ss.ss.3.1, 3.3, 3.6 or 3.7 or any provision of Article IV; or

      (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this letter agreement and such default shall continue unremedied for 30 days after written notice thereof shall have been given to the Borrower; or

      (e) Any default on the part of the Borrower or any Subsidiary of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

      (f) Any default shall exist and remain unwaived or uncured with respect to any Subordinated Debt of the Borrower or with respect to any instrument evidencing, guaranteeing or otherwise relating to any such Subordinated Debt, or any such Subordinated Debt shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any Subordinated Debt by the holder or holders thereof; or

      (g) Any default shall exist and remain unwaived or uncured with respect to any other Indebtedness for borrowed money of the Borrower or any Subsidiary of the Borrower in excess of $100,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness, or any such Indebtedness in excess of $100,000 in aggregate principal amount shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any such Indebtedness by the holder of holders thereof; or

      (h) The Borrower shall be dissolved, or the Borrower or any Subsidiary of the Borrower shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or any Subsidiary of the Borrower or for a substantial part of the property of the Borrower or any such Subsidiary, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any such Subsidiary under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower or any Subsidiary of the Borrower which is dismissed within 60 days following the institution thereof); or

      (i) Any attachment, execution or similar process (securing amounts in excess of $100,000) shall be issued or levied against any property of the Borrower or any Subsidiary and such attachment, execution or similar process shall not be paid, stayed, released, vacated or fully bonded within 30 days after its issue or levy; or

      (j) Any final uninsured judgment in excess of $100,000 shall be entered against the Borrower or any Subsidiary of the Borrower by any court of competent jurisdiction and not paid or satisfied within 30 days after the entry thereof; or

      (k) The Borrower or any Subsidiary of the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any Subsidiary of the Borrower to the PBGC which, in each case, in the reasonable opinion of the Bank would be reasonably likely to have a material adverse effect upon the financial condition of the Borrower or any such Subsidiary; or

      (l) The Security Agreement or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

      (m) The security interest and liens of the Bank in and on any of the Collateral covered or intended to be covered by the Security Agreement shall for any reason (other than written release by the Bank) not be fully perfected liens and security interests; or

      (n) If, at any time, more than 50% of any class of voting stock of the Borrower shall be held, of record and/or beneficially, by any Person or by any "group" (as defined in the Securities Exchange Act of 1934, as amended, and the regulations thereunder) other than by one or more of the Persons listed on item 5.1(n) of the attached Disclosure Schedule or a group consisting of such Persons.

      5.2. RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

      (a) Declare the entire unpaid principal amount of the Term Note then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

      (b) Terminate the arrangements for Term Loans provided for by this letter agreement.

      (c) Exercise all rights and remedies hereunder, under the Security Agreement, under the Term Note and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

      5.3. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this letter agreement or otherwise, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. As security for the Obligations, the Borrower grants to the Bank a security interest with respect to all its deposits and all securities or other property in the possession of the Bank or any affiliate of the Bank from time to time, and, upon the occurrence of any Event of Default, the Bank may exercise all rights and remedies of a secured party under the Uniform Commercial Code. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      VI.   MISCELLANEOUS

      6.1. COSTS AND EXPENSES. The Borrower agrees to pay, on demand, all reasonable costs and expenses (including, without limitation, reasonable legal fees) incurred by the Bank in connection with the preparation, execution and delivery of this letter agreement, the Security Agreement, the Term Note and all other instruments and documents to be delivered in connection with any Term Loan and any amendments or modifications of any of the foregoing, as well as the reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this letter agreement, the Security Agreement, the Term Note and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Security Agreement, the Term Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date of any demand therefor until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under the Term Note (but in no event in excess of the maximum rate permitted by then applicable law).

      6.2. FACILITY FEE. With respect to the within facility for Term Loans, the Borrower will pay to the Bank, on the Fee Payment Date (defined below), a non-refundable facility fee in the amount of $10,000; provided that such $10,000 fee will not be charged if on or prior to the Fee Payment Date at least $625,000 in aggregate principal amount of the Term Loans has been advanced to the Borrower. As used herein, "Fee Payment Date" means the earliest of (i) March 31, 2000, (ii) the date of termination of the Term Loan facility under ss.5.2 or ss.6.7, or (iii) the date of any acceleration under ss.5.2. The fee described in this Section is in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower.

      6.3. CAPITAL ADEQUACY. If the Bank shall have determined that the adoption or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to the Term Loans and/or the within-described term loan facilities to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) but for such adoption, phase-in, change or compliance by any amount deemed by the Bank to be material: (i) the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay forthwith to the Bank as an additional fee such amount as the Bank certifies to be the amount that will compensate it for such reduction with respect to the Term Loans and/or the within-described term loan facilities.

      A certificate of the Bank claiming compensation under this Section shall be conclusive in the absence of manifest error; provided that the Bank will not claim compensation under this Section unless the Bank is seeking similar compensation generally from other similar borrowers whose loan documents contain similar provisions. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amounts, the Bank may use any reasonable averaging and attribution methods. No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any certificate in a timely manner shall reduce any obligation of the Borrower to the Bank under this Section.

      6.4. OTHER AGREEMENTS. The provisions of this letter agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement.

      6.5. GOVERNING LAW. This letter agreement and the Term Note shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

      6.6. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

     If to the Borrower:

     Quantum Bridge Communications, Inc.
     One High Street, 4th Floor
     North Andover, MA  01845
     Attention:  Cheryl Reault, Vice President of Finance and Administration

     If to the Bank:

     Fleet National Bank
     High Technology Division
     Mail Stop:  MA OF D07A
     One Federal Street
     Boston, MA  02110
     Attention:  Irina V. Case, Vice President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid. If any such notice, request, demand or other communication is hand-delivered, same shall be effective upon receipted delivery.

      6.7. BINDING EFFECT; ASSIGNMENT; TERMINATION. This letter agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this letter agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this letter agreement, the Term Loans and/or the Term Note. Without limitation of the foregoing generality,

            (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Term Note) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

            (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Term Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

      The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Bank; provided that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Term Loans and all interest thereon and all fees and charges payable in connection therewith.

      6.8. CONSENT TO JURISDICTION. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or the Term Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this ss.6.8 or as otherwise permitted by law.

      The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this ss.6.8 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in ss.6.6 (as such address may be changed from time to time pursuant to said ss.6.6) or (ii) by serving a copy thereof upon it at its address set forth in ss.6.6 (as such address may be changed from time to time pursuant to said ss.6.6).

      6.9. SEVERABILITY. In the event that any provision of this letter agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

      6.10. REPLACEMENT NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Term Note or of any other Loan Document which is not of public record and upon the Bank providing reasonable indemnification for the Borrower (the Borrower agreeing that the Bank's unsecured agreement of indemnity will be sufficient for this purpose) and, in the case of any such mutilation, upon surrender and cancellation of the

Term Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Term Note or other Loan Document in the same principal amount (as to the Term Note) and in any event of like tenor.

      6.11. USURY. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Term Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Term Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Term Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of any of the Term Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Term Note and not to the payment of interest. The provisions of this ss.6.11 shall control every other provision of this letter agreement and of the Term Note.

      6.12. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE TERM NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE TERM LOANS AS CONTEMPLATED HEREIN.

      VII.  DEFINED TERMS

      7.1. DEFINITIONS. In addition to terms defined elsewhere in this letter agreement, as used in this letter agreement, the following terms have the following respective meanings:

      "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank.

      "Capital Base" - At any time, the sum of (i) the consolidated Tangible Net Worth of the Borrower and Subsidiaries then existing PLUS (ii) the principal amount of Subordinated Debt of the Borrower then outstanding (nothing contained herein being deemed to authorize the incurrence of any additional Subordinated
Debt).

      "Collateral" - All property now or hereafter owned by the Borrower or in which the Borrower now or hereafter has any interest which is now or hereafter described as "Collateral" in the Security Agreement or in Subsection 7.2(b) below.

      "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default under this letter agreement.

      "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

      "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness, is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

      "Loan Documents" - Each of this letter agreement, the Term Note, the Security Agreement and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Term Loans, all whether now existing or hereafter arising or entered into.

      "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank, whether or not relating to any of the Term Loans.

      "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

      "Person" - An individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "Qualifying Equipment" - Items of equipment (not including software, except as provided in the next following sentence) purchased by the Borrower within the 90-day period prior to the date of the advance of the relevant Term Loan (except that the first Term Loan may finance costs of Qualifying Equipment acquired within the 120-day period preceding the date of such Term Loan), all of which items of equipment must meet all of the following criteria: (i) such items of equipment are shown on the Equipment and Improvements List heretofore delivered by the Borrower to the Bank or have otherwise been approved by the Bank in its reasonable discretion for use in supporting a Term Loan, (ii) each item of such equipment has been delivered to the Borrower's North Andover, MA premises (or elsewhere as specifically provided in ss.1.2 above) and has become fully operational (or will become fully operational within the time period provided in ss.1.2 above), (iii) the Borrower has paid in full for each item of such equipment and holds title to same, free of all interests and claims of any other Person (other than the security interest of the Bank), and (iv) the Bank has a fully perfected first security interest in such equipment. Notwithstanding the provisions of the immediately preceding sentence, the Borrower may include within "Qualifying Equipment" any software (not including "shrink-wrapped" software) which meets all of the conditions and criteria set forth in the immediately preceding sentence to be Qualifying Equipment (other than the exclusion of software contained therein) and which is purchased by the Borrower for use in connection with its tangible Qualifying Equipment; provided that the aggregate principal amount of the Term Loans made with respect to the costs of the software so included will be limited to $300,000.

      "Qualifying Leasehold Improvements" - Leasehold improvements made to the Borrower's North Andover, MA premises within the 90-day period prior to the date of the advance of the relevant Term Loan (except that the first Term Loan may finance the costs of Qualifying Leasehold Improvements made within the 120-day period preceding the date of such Term Loan), all of which improvements must meet all of the following criteria: (i) such improvements are shown on the Equipment and Improvements List heretofore delivered by the Borrower to the Bank or otherwise have been approved by the Bank in its reasonable discretion for use in supporting a Term Loan, (ii) the Borrower has paid in full for such improvements and holds title to some, free of all interests and claims of any other Person (other than the security interest of the Bank), and (iii) the Bank has a fully perfected first security interest in such improvements.

      "Receivables" - As to any Person, all of such Person's present and future accounts receivable for goods sold or for services rendered.

      "SEC" - The Securities and Exchange Commission or any successor thereto.

      "Subordinated Debt" - Any Indebtedness of the Borrower which is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by the Borrower to the Bank.

      "Subsidiary" - Any corporation or other entity of which the Borrower and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

      "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding (i) the total intangible assets of such Person, (ii) any minority interests in Subsidiaries and (iii) any assets representing amounts due from any officer or employee of such Person or from any Subsidiary of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses).

      Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

      7.2. SECURITY AGREEMENT. (a) The Borrower acknowledges and agrees that the "Obligations" described in and secured by the Security Agreement include, without limitation, all of the obligations of the Borrower under the Term Note and/or this letter agreement.

      (b)   The Security Agreement is hereby modified to provide as follows:

            (i) That the "Collateral" subject thereto includes, without limitation and in addition to the Collateral described therein, all of the Borrower's files, books and records (including, without limitation, all electronically recorded data) all whether now owned or existing or hereafter acquired, created or arising, but excluding any of the foregoing items in this clause (i) which constitute or relate to intellectual property. The Borrower hereby grants to the Bank a security interest in all such Collateral in order to secure the full and prompt payment and performance of all of the Obligations.

            (ii) That, upon the occurrence and during the continuance of any Event of Default (as defined in ss.5.1 of this letter agreement), the Bank may, at any time, notify account debtors that the Collateral has been assigned to the Bank and that payments by such account debtors shall be made directly to the Bank, without prior notice to the Borrower but with written notice of such notification to be given to the Borrower promptly after such notification is given to account debtors. At any time after the occurrence and during the continuance of an Event of Default, the Bank may collect the Borrower's Receivables, or any of same, directly from account debtors and may charge the collection costs and expenses to the Borrower.

      This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                      Very truly yours,

                                      QUANTUM BRIDGE COMMUNICATIONS, INC.


                                      By: /s/ Cheryl Reault
                                          --------------------------------------
                                          Name:  Cheryl Reault
                                          Title: Vice President of Finance
                                                   and Administration


Accepted and agreed:

FLEET NATIONAL BANK


By: /s/ Irina Case
    ------------------------------
    Name: Irina Case
    Title:  Vice President

                           LOAN MODIFICATION AGREEMENT


      This Loan Modification Agreement ("this Agreement") is made as of November 18, 1999 between Quantum Bridge Communications, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

      1. Reference is made to: (i) that certain letter agreement dated April 1, 1999 (the "Letter Agreement") between the Borrower and the Bank; (ii) that certain $1,000,000 face principal amount promissory note dated April 1, 1999 (the "Facility One Term Note") made by the Borrower and payable to the order of the Bank; (iii) that certain Inventory and Accounts Receivable Security Agreement dated April 1, 1999 (the "IAR Security Agreement") given by the Borrower to the Bank; (iv) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated April 1, 1999 (the "Supplementary Security Agreement") given by the Borrower to the Bank; and (v) that certain $2,000,000 face principal amount promissory note of even date herewith (the "Facility Two Term Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, the IAR Security Agreement, the Supplementary Security Agreement, the Facility One Term Note and the Facility Two Term Note are hereinafter collectively referred to as the "Financing Documents".

      2. The Letter Agreement is hereby amended, effective as of the date hereof:

      a. By deleting from clause (i) of Section 1.1 of the Letter Agreement the words "Term Note" and by substituting in their stead the following:

            "Facility One Term Note"

      b. By deleting the period appearing at the end of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

            ", and (iii) that certain $2,000,000 face principal amount promissory note (the `Facility Two Term Note') dated November 18, 1999 issued by the Borrower pursuant to ss.1.3A below and payable to the order of the Bank."

      c. By deleting in its entirety the caption to Section 1.2 of the Letter Agreement and by substituting in its stead the following:

            "FACILITY ONE TERM LOANS; FACILITY ONE TERM NOTE."

      d. By deleting from the first sentence of Section 1.2 of the Letter Agreement the words "Term Loans" and by substituting in their stead the following:

            "Facility One Term Loans"

      e. By providing that, in each of Sections 1.2 and 1.3 of the Letter Agreement, all references to a "Term Loan" or to the "Term Loans" will be deemed to refer to a Facility One Term Loan or to the Facility One Term Loans, respectively.

      f. By inserting into Article I of the Letter Agreement, immediately after Section 1.3 thereof, the following:

            "1.3A. FACILITY TWO TERM LOANS; FACILITY TWO TERM NOTE. In addition to the foregoing, subject to the terms of this letter agreement, the Bank will make one or more loans (the `Facility Two Term Loans') to the Borrower, as the Borrower may request, in an aggregate principal amount up to $2,000,000, in order to finance Qualifying Equipment and Qualifying Leasehold Improvements. A Facility Two Term Loan shall be made, no more than once per calendar quarter (except that more than one Facility Two Term Loan may be made in any calendar quarter provided that each additional Facility Two Term Loan in any one calendar quarter is in an amount of at least $25,000), in order to finance costs of Qualifying Equipment acquired by the Borrower within the 90 days preceding the request for such Facility Two Term Loan and Qualifying Leasehold Improvements installed within the 90 days preceding the request for such Facility Two Term Loan, each such Facility Two Term Loan to be in such amount as may be requested by the Borrower; provided that (i) no Facility Two Term Loan will be made after the close of business on September 29, 2000; (ii) the aggregate original principal amounts of all Facility Two Term Loans will not exceed $2,000,000; (iii) the aggregate original principal amounts of all Facility Two Term Loans made in respect of Qualifying Leasehold Improvements will not exceed $600,000 and (iv) no Facility Two Term Loan will be in an amount in excess of 90% of the invoiced actual costs of the items of Qualifying Equipment and Qualifying Leasehold Improvements with respect to which such Facility Two Term Loan is made (excluding taxes, shipping, installation charges, training fees and other `soft costs' and excluding software except as expressly permitted by the next following sentence); except that the Borrower may in its sole discretion elect to deposit with the Bank and pledge to the Bank cash equal to 10% of the original principal amount of any Facility Two Term Loan; and if it so elects and pursuant to such election deposits with the Bank and pledges to the Bank (by instruments reasonably satisfactory in form and substance to the Bank) cash equal to 10% of the original principal amount of any Facility Two Term Loan, then the amount of such Facility Two Term Loan (including the amount so pledged) will be 100% of said invoiced actual costs. The Borrower may include within `Qualifying Equipment' software (not including `shrink-wrapped' software) purchased by the Borrower for use in connection with the equipment otherwise included in `Qualifying Equipment'; provided that the aggregate amount of the Facility Two Term Loans used to fund the purchase of such software will not exceed $400,000. Prior to the making of each Facility Two Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying Equipment and Qualifying Leasehold Improvements; (ii) such evidence as the Bank may reasonably require showing that the Qualifying Equipment has been delivered to the Borrower's North Andover, MA premises (or elsewhere to the extent provided in the last sentence of this paragraph), has become fully operational (provided that the Borrower may have up to 90 days after delivery of the Qualifying Equipment to cause same to become fully operational), has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) such evidence as the Bank may reasonably require showing that the Qualifying Leasehold Improvements have been constructed at or delivered to the Borrower's North Andover, MA premises, have been paid for by the Borrower and are owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iv) Uniform Commercial Code financing statements (if needed) reflecting the relevant Qualifying Equipment and Qualifying Leasehold Improvements with respect to which such Term Loan is being made; and (v) evidence satisfactory to the Bank that the Qualifying Equipment and Qualifying Leasehold Improvements are fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. Notwithstanding the provisions of clause (ii) of the immediately preceding sentence, in the ordinary course of the Borrower's business, the following Qualifying Equipment need not be located at said North Andover, MA premises: (i) personal computers used by salesmen and other employees of the Borrower and (ii) a reasonable amount of equipment located on a temporary basis at premises of the Borrower's customers and on other premises for sales, demonstration and testing purposes; provided that in any event the Borrower notifies the Bank of each location where any material item of Qualifying Equipment shall be kept and provides to the Bank all such Uniform Commercial Code financing statements and other documentation, and takes all such other action, as the Bank may reasonably request in order to create, perfect and/or protect a first priority security interest in favor of the Bank in all such Qualifying Equipment.

            The Facility Two Term Loans will be evidenced by the Facility Two Term Note. Interest on the Facility Two Term Loans shall be payable at the times and at the rate provided for in the Facility Two Term Note. After the occurrence and during the continuance of any Event of Default, the Facility Two Term Loans shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under the Facility Two Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law). The Borrower hereby irrevocably authorizes the

            Bank to make or cause to be made, on a schedule attached to the Facility Two Term Note or on the books of the Bank, at or following the time of making each Facility Two Term Loan and of receiving any payment of principal of a Facility Two Term Loan, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Facility Two Term Loans. The amount so noted shall constitute PRIMA FACIE evidence as to the amount owed by the Borrower with respect to principal of the Facility Two Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Facility Two Term Note.

            1.3B. PRINCIPAL REPAYMENT OF FACILITY TWO TERM LOANS. The Borrower shall repay principal of the Facility Two Term Loans in 35 equal consecutive monthly installments, commencing on October 1, 2000 and continuing on the first day of each month thereafter through and including August 1, 2003 (each such monthly installment to be in an amount equal to 1/36th of the aggregate principal amount of the Facility Two Term Loans outstanding at the close of business on September 29, 2000), PLUS a 36th and final installment payment due on September 1, 2003 in an amount equal to the then outstanding principal balance of all Facility Two Term Loans and all interest then accrued but unpaid thereon. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of the Facility Two Term Loans; provided that each such principal prepayment shall be accompanied by payment of all interest under the Facility Two Term Note accrued but unpaid to the date of payment. Any partial prepayment of principal of the Facility Two Term Loans will be applied to installments of principal of the Facility Two Term Loans thereafter coming due, in inverse order of normal maturity. Amounts paid or prepaid on the Facility Two Term Loans will not be available for reborrowing."

      g. By deleting from Section 1.4 of the Letter Agreement the words "the Term Note", in each place where same appear, and by substituting in their stead, in each such place, the following:

            "any Term Note"

      h. By deleting the period appearing at the end of the penultimate sentence of Section 1.4 of the Letter Agreement and by substituting in its stead the following:

            ", being applied to principal installments of the Term Loans in inverse order of normal maturity."

      i. By deleting the last sentence of clause (iii) of Section 3.6 of the Letter Agreement and by substituting in its stead following:

            "Each such monthly financial statement will also set forth the calculations necessary to determine compliance with each of ss.3.7, ss.3.7A and ss.3.7B."

      j. By deleting in its entirety Section 3.7 of the Letter Agreement and by substituting in its stead the following:

            "3.7. CAPITAL BASE. The Borrower will maintain, as at the end of each month (commencing with the Borrower's results as at October 31, 1999), a consolidated Capital Base which shall not be less than $3,000,000.

            3.7A. LIQUIDITY. The Borrower will maintain, as at the end of each month (commencing with the Borrower's results as at October 31, 1999), a Quick Ratio which shall not be less than 1.5 to 1. As determined at any date, the `Quick Ratio' is the ratio of (x) the Borrower's then Net Quick Assets to (y) outstanding Adjusted Current Liabilities.

            3.7B. LEVERAGE. The Borrower will maintain, as at the end of each month (commencing with the Borrower's results as at October 31, 1999), a Leverage Ratio which shall not be greater than 1.25 to 1. As determined at any date, the `Leverage Ratio' is the ratio of (x) Adjusted Debt outstanding at that date to (y) the Borrower's then consolidated Capital Base."

      k. By deleting from clause (i) of Section 4.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "the Term Notes"

      l. By adding to Section 4.5 of the Letter Agreement, at the end of such Section, the following:

            "Nothing contained in this Section will be deemed to prevent the Borrower from owning a $125,000 certificate of deposit issued by Silicon Valley Bank, which certificate of deposit is pledged by the Borrower to Silicon Valley Bank to secure a letter of credit."

      m. By deleting in its entirety Section 4.6 of the Letter Agreement and by substituting in its stead the following:

            "4.6. INVESTMENTS. The Borrower will not, without the Bank's prior written consent, invest in, hold or purchase (other than the repurchase of the Borrower's stock described in ss.4.4 above) any stock or securities of any Person (nor will the Borrower permit any of its Subsidiaries to invest in, purchase or hold any such stock or securities), except (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof; (ii) other investment grade debt securities rated not less than AA by Moody's Investors Service, Inc.

            (`Moody's') or its equivalent by Standard & Poor's Ratings Group (`S&P'); (iii) mutual funds rated not less than AA by Moody's or its equivalent by S&P; (iv) a $125,000 certificate of deposit issued to the Borrower by Silicon Valley Bank; (v) deposits with or certificates of deposit issued by the Bank and any other obligations of the Bank or the Bank's parent; (vi) deposits with or certificates of deposit issued by any other bank organized in the United States having capital in excess of $100,000,000; and (vii) investments by the Borrower in Securities Corp. or in any other Subsidiaries now existing or hereafter created by the Borrower pursuant to ss.4.7 below; provided that in any event the combined Tangible Net Worths (after eliminating intercompany items) of the Covered Entities alone (exclusive of any investment by a Covered Entity in any Subsidiary thereof and any debt owed by any Subsidiary to such Covered Entity) will not be less than 90% of the consolidated Tangible Net Worth of the Borrower and Subsidiaries. As used herein, the term `Covered Entities' means each of (i) the Borrower and (ii) Securities Corp., so long as the capital stock of the Securities Corp. is pledged to the Bank (with appropriate assurances from Securities Corp. as to the nature of its activities) pursuant to instruments satisfactory in form and substance to the Bank."

      n. By inserting into the first sentence of Section 4.7 of the Letter Agreement, immediately after the words "acquire any Subsidiary", the following:

            "(provided that the Borrower may form Securities Corp.)"

      o. By deleting from clause (a) of Section 5.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "any Term Note"

      p. By deleting from clause (c) of Section 5.1 of the Letter Agreement the words "or 3.7" and by substituting in their stead the following:

            ", 3.7, 3.7A or 3.7B"

      q. By deleting from each of clauses (g), (i) and (j) Section 5.1 of the Letter Agreement the amount "$100,000", in each place where such amount appears, and by substituting in its stead, in each such place, the following:

            "$250,000"

      r. By deleting from clause (a) of Section 5.2 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "each Term Note"

      s. By deleting from clause (c) of Section 5.2 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "each Term Note"

      t. By deleting from the first sentence of Section 6.1 of the Letter Agreement, in both places where same appear, the words "the Term Note" and by substituting in their stead, in both such places, the following:

            "the Term Notes"

      u. By deleting from the second sentence of Section 6.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "the Term Notes"

      v. By deleting from the last sentence of Section 6.1 of the Letter Agreement the words "the per annum rate otherwise payable under the Term Note" and by substituting in their stead the following:

            "the highest per annum rate then otherwise payable under any Term Note"

      w. By providing that all references in Section 6.2 of the Letter Agreement to any "Term Loans" will be deemed to refer to the Facility One Term Loans.

      x. By deleting from Section 6.3 of the Letter Agreement, in each place where same appear, the words "the Term Loans" and by substituting in their stead, in each place, the following:

            "any Term Loans"

      y. By deleting from Section 6.5 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "any Term Notes"

      z. By changing the notice address of the Bank, pursuant to Section 6.6 of the Letter Agreement, to the following:

            "Fleet National Bank
            100 Federal Street
            Mail Code:  MA BOS 01-08-06
            Boston, MA 02110
            Attention:  Irina V. Case, Vice President"
      aa.   By deleting from each of Section 6.7 and Section 6.8 of the Letter
Agreement, in each place where same appear, the words "the Term Note" and by substituting in their stead, in each such place, the following:

            "any of the Term Notes"

      bb.   By deleting in their entireties Sections 6.10 and 6.11 of the Letter
Agreement and by substituting in their stead the following:

            "6.10. REPLACEMENT NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Term Note or of any other Loan Document which is not of public record and upon the Bank providing reasonable indemnification for the Borrower (the Borrower agreeing that the Bank's unsecured agreement of indemnification will be sufficient for this purpose) and, in the case of any such mutilation, upon surrender and cancellation of such Term Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Term Note or other Loan Document in the same principal amount (as to any Term Note) and in any event of like tenor.

            6.11. USURY. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Term Notes or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by any Term Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Term Notes, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of any of the Term Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Term Notes and not to the payment of interest. The provisions of this ss.6.11 shall control every other provision of this letter agreement and of each Term Note."

      cc.   By inserting into Section 7.1 of the Letter Agreement, immediately before the definition of "Business Day", the following:

            "`Adjusted Current Liabilities' - All Current Liabilities of the Borrower and/or any of its Subsidiaries (taken on a consolidated basis), other than any such Current Liabilities which constitute Deferred Revenue.

            "Adjusted Debt' - The Total Liabilities of the Borrower and/or any of its Subsidiaries (taken on a consolidated basis), other than any such Total Liabilities which consist of Deferred Revenue."

      dd.   By inserting, into Section 7.1 of the Letter Agreement, immediately after the definition of "Collateral", the following:

            "`Current Liabilities' - All liabilities of the Borrower and/or any Subsidiary of the Borrower which would properly be shown as current liabilities on a consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles consistently applied."

      ee.   By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Default", the following:

            "`Deferred Revenue' - All liabilities of the Borrower which would properly be shown as `deferred revenue' on a balance sheet of the Borrower prepared consistently with the balance sheet included in the Borrower's annual financial statements as at December 31, 1998, heretofore furnished to the Bank."

      ff.   By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "ERISA", the following:

            "`Facility One Term Loan' - Any loan made pursuant to ss.1.2.

            `Facility Two Term Loan' - Any loan made pursuant to ss.1.3A.

            `Facility One Term Note' - As defined inss.1.1.

            `Facility Two Term Note' - As defined inss.1.1."

      gg.   By deleting from the definition of "Loan Documents" appearing in
Section 7.1 of the Letter Agreement, the words "the Term Note" and by substituting in their stead the following:

            "the Facility One Term Note, the Facility Two Term Note, the Pledge Agreement from the Borrower to the Bank in respect of the capital stock of Securities Corp.,"

      hh.   By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Loan Documents", the following:

            "`Net Quick Assets' - Such current assets of the Borrower as consist of cash, cash-equivalents, readily-marketable securities permitted as investments under this letter agreement and Receivables (less an allowance for bad debt consistent with the Borrower's prior experience)."

      ii. By deleting the PROVISO appearing at the end of the definition of "Qualifying Equipment" contained in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

            "; provided that the aggregate principal amount of the Facility One Term Loans made with respect to the costs of the software so included will be limited to $300,000 and the aggregate principal amount of the Facility Two Term Loans made with respect to the costs of the software so included will be limited to $400,000."

      jj.   By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "SEC", the following:

            "`Securities Corp." - Quantum Bridge Communications Massachusetts Securities Corp., a Massachusetts corporation constituting a `security corporation' within the meaning of Mass. Gen. Laws, Chapter 63, Section 38B."

      kk.   By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Tangible Net Worth", the following:

            "`Term Loans' - Collectively, the Facility One Term Loans and the Facility Two Term Loans.

            `Term Notes' - Collectively, the Facility One Term Note and the Facility Two Term Note.

            `Total Liabilities' - All Indebtedness of the Borrower and/or any of its Subsidiaries which would properly be shown as liabilities on the consolidated balance sheet of the Borrower."

      ll.   By deleting from Subsection 7.2(a) of the Letter Agreement the words
"the Term Note" and by substituting in their stead the following:

            "the Term Notes"

      3. The Facility One Term Note is hereby modified: (i) by providing that all references therein to a "Term Loan" or to the "Term Loans" will be deemed to apply, respectively, to any Facility One Term Loan or to the Facility One Term Loans (as described in the Letter Agreement, as amended by this Agreement), and
(ii) by deleting the words "the Term

Note" appearing in the eighth paragraph of the text of the Facility One Term Note and by substituting in their stead the words "the Facility One Term Note".

      4. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

      5. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the Facility Two Term Note. The Facility Two Term Note is a $2,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Term Note" or to the "Term Notes", from and after the date hereof same will be deemed to include both the Facility One Term Note and the Facility Two Term Note. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Term Loan" or to the "Term Loans", from and after the date hereof same will be deemed to include both the Facility One Term Loans and the Facility Two Term Loans (each as described in the Letter Agreement, as amended by this Agreement).

      6. In order to induce the Bank to enter into this Agreement, the Borrower agrees to pay to the Bank, at the date hereof, in respect of the Facility Two Term Loans, a facility fee of $10,000. Said fee is in addition to, and shall not be reduced by or applied against, any interest, fees, charges or other amounts paid or payable with respect to the Letter Agreement and/or with respect to any note issued thereunder.

      7. In order to induce the Bank to enter into this Agreement, the Borrower is also executing and delivering to the Bank a pledge agreement (the "Pledge Agreement") in respect of the capital stock of Securities Corp. (as defined above), together with the delivery of the stock certificate or certificates representing all of the capital stock of Securities Corp., an appropriate stock transfer power and a representation letter from Securities Corp.

      8. In order to induce the Bank to enter into this Agreement, the Borrower also agrees to pay, promptly upon receipt of an invoice therefor, all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Bank with respect to this Agreement and/or the Facility Two Term Loans.

      9. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

      a. The execution, delivery and performance of this Agreement, the Facility Two Term Note and the Pledge Agreement have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

      b. The Borrower has duly executed and delivered each of this Agreement, the Facility Two Term Note and the Pledge Agreement.

      c. Each of this Agreement, the Facility Two Term Note and the Pledge Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

      d. The statements, representations and warranties made in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

      e. The covenants and agreements of the Borrower contained in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement have been complied with on and as of the date hereof.

      f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

      g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the annual financial statements of the Borrower dated December 31, 1998, heretofore furnished to the Bank.

      10. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

      11. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

      Executed, as an instrument under seal, as of the day and year first above written.

                                  QUANTUM BRIDGE
                                   COMMUNICATIONS, INC.


                                  By: /s/ Cheryl A. Reault
                                      -----------------------------------------
                                      Name:  Cheryl A. Reault
                                      Title:  Vice President of Finance & Admin.

Accepted and agreed:
FLEET NATIONAL BANK


By:  /s/ Irina Case
   -------------------------------
     Name:  Irina Case
     Title:  Vice President

                       SECOND LOAN MODIFICATION AGREEMENT


      This Second Loan Modification Agreement ("this Agreement") is made as of July 21, 2000 between Quantum Bridge Communications, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank"). The Bank is the successor by merger to the entity formerly known as "Fleet National Bank" ("Old FNB"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

      1. Reference is made to: (i) that certain letter agreement dated April 1, 1999 between the Borrower and Old FNB, as amended by Loan Modification Agreement dated as of November 18, 1999 (as so amended, the "Letter Agreement"), the Bank having succeeded to the rights and obligations of Old FNB thereunder;
(ii) that certain $1,000,000 face principal amount promissory note dated April 1, 1999, as amended (as so amended, the "Facility One Term Note") made by the Borrower and payable to the order of Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; (iii) that certain $2,000,000 face principal amount promissory note dated November 18, 1999 (the "Facility Two Term Note") made by the Borrower and payable to the order of Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; (iv) that certain Inventory and Accounts Receivable Security Agreement dated April 1, 1999 (the "IAR Security Agreement") given by the Borrower to Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; (v) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated April 1, 1999 (the "Supplementary Security Agreement") given by the Borrower to Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; and (vi) that certain $4,000,000 face principal amount promissory note of even date herewith (the "Facility Three Term Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, the Facility One Term Note, the Facility Two Term Note, the IAR Security Agreement, the Supplementary Security Agreement and the Facility Three Term Note are hereinafter collectively referred to as the "Financing Documents". The above-mentioned November 18, 1999 Loan Modification Agreement is hereinafter referred to as the "First Modification".

      2. The Letter Agreement is hereby amended, effective as of the date hereof:

      a. By deleting the period appearing at the end of Section 1.1 of the Letter Agreement (as heretofore amended by the First Modification) and by substituting in its stead the following:

            ", and (iv) that certain $4,000,000 face principal amount promissory note (the `Facility Three Term Note') dated July 21, 2000 issued by the Borrower pursuant to ss.1.3C below and payable to the order of the Bank."

      b.    By deleting the third sentence of the second paragraph of Section
1.2 of the Loan Agreement (as heretofore affected by the First Modification) and by substituting in its stead the following:

            "After the occurrence and during the continuance of any Event of Default, the Facility One Term Loans shall bear interest at a fluctuating rate per annum which all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under the Facility One Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law)."

      c. By inserting into Article I of the Letter Agreement, immediately after Section 1.3B thereof (said Section having been inserted by the First Modification), the following:

            "1.3C. FACILITY THREE TERM LOANS; FACILITY THREE TERM NOTE. In addition to the foregoing, subject to the terms of this letter agreement, the Bank will make one or more loans (the `Facility Three Term Loans') to the Borrower, as the Borrower may request, in an aggregate principal amount up to $4,000,000, in order to finance Qualifying Equipment and Qualifying Leasehold Improvements. A Facility Three Term Loan shall be made, no more than once per calendar quarter (except that more than one Facility Three Term Loan may be made in any calendar quarter provided that each additional Facility Three Term Loan in any one calendar quarter is in an amount of at least $25,000), in order to finance costs of Qualifying Equipment acquired by the Borrower within the 90 days preceding the request for such Facility Three Term Loan and Qualifying Leasehold Improvements installed within the 90 days preceding the request for such Facility Three Term Loan, each such Facility Three Term Loan to be in such amount as may be requested by the Borrower; provided that
            (i) no Facility Three Term Loan will be made after the close of business on June 29, 2001; (ii) the aggregate original principal amounts of all Facility Three Term Loans will not exceed $4,000,000;
            (iii) the aggregate original principal amounts of all Facility Three Term Loans made in respect of Qualifying Leasehold Improvements will not exceed $800,000 and (iv) no Facility Three Term Loan will be in an amount in excess of 90% of the invoiced actual costs of the items of Qualifying Equipment and Qualifying Leasehold Improvements with respect to which such Facility Three Term Loan is made (excluding taxes, shipping, installation charges, training fees and other `soft costs' and excluding software except as expressly permitted by the next following sentence); except that the Borrower may in its sole discretion elect to deposit with the Bank and pledge to the Bank cash equal to 10% of the original principal amount of any Facility Three Term Loan; and if it so elects and pursuant to such election deposits with the Bank and pledges to the Bank (by instruments reasonably satisfactory in form and substance to the Bank) cash equal to 10% of the original principal amount of any Facility Three Term Loan, then the amount of such Facility Three Term Loan (including the amount so pledged) will be 100% of said invoiced actual costs. The Borrower may include within `Qualifying Equipment' software (not including `shrink-wrapped' software) purchased by the Borrower for use in connection with the equipment otherwise included in `Qualifying Equipment'; provided that the aggregate amount of the Facility Three Term Loans used to fund the purchase of such software will not exceed $800,000. Prior to the making of each Facility Three Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying Equipment and Qualifying Leasehold Improvements; (ii) such evidence as the Bank may reasonably require showing that the Qualifying Equipment has been delivered to the Borrower's North Andover, MA premises (or elsewhere to the extent provided in the last sentence of this paragraph), has become fully operational (provided that the Borrower may have up to 90 days after delivery of the Qualifying Equipment to cause same to become fully operational), has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement);
            (iii) such evidence as the Bank may reasonably require showing that the Qualifying Leasehold Improvements have been constructed at or delivered to the Borrower's North Andover, MA or Andover, MA premises, have been paid for by the Borrower and are owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iv) Uniform Commercial Code financing statements (if needed) reflecting the relevant Qualifying Equipment and Qualifying Leasehold Improvements with respect to which such Facility Three Term Loan is being made; and (v) evidence satisfactory to the Bank that the Qualifying Equipment and Qualifying Leasehold Improvements are fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. Notwithstanding the provisions of clause (ii) of the immediately preceding sentence, in the ordinary course of the Borrower's business, the following Qualifying Equipment need not be located at said North Andover, MA premises: (i) personal computers used by salesmen and other employees of the Borrower and (ii) a reasonable amount of equipment located on a temporary basis at premises of the Borrower's customers and on other premises for sales, demonstration and testing purposes; provided that in any event the Borrower notifies the Bank of each location where any material item of Qualifying Equipment shall be kept and provides to the Bank all such Uniform Commercial Code financing statements and other documentation, and takes all such other action, as the Bank may reasonably request in order to create, perfect and/or protect a first priority security interest in favor of the Bank in all such Qualifying Equipment.

            The Facility Three Term Loans will be evidenced by the Facility Three Term Note. Interest on the Facility Three Term Loans shall be payable at the times and at the rate provided for in the Facility Three Term Note. After the occurrence and during the continuance of any Event of Default, the

            Facility Three Term Loans shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under the Facility Three Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law). The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Facility Three Term Note or on the books of the Bank, at or following the time of making each Facility Three Term Loan and of receiving any payment of principal of a Facility Three Term Loan, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Facility Three Term Loans. The amount so noted shall constitute PRIMA FACIE evidence as to the amount owed by the Borrower with respect to principal of the Facility Three Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Facility Three Term Note.

            1.3D. PRINCIPAL REPAYMENT OF FACILITY THREE TERM LOANS. The Borrower shall repay principal of the Facility Three Term Loans in 35 equal consecutive monthly installments, commencing on July 1, 2001 and continuing on the first day of each month thereafter through and including May 1, 2004 (each such monthly installment to be in an amount equal to 1/36th of the aggregate principal amount of the Facility Three Term Loans outstanding at the close of business on June 29, 2001), PLUS a 36th and final installment payment due on June 1, 2004 in an amount equal to the then outstanding principal balance of all Facility Three Term Loans and all interest then accrued but unpaid thereon. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of the Facility Three Term Loans; provided that each such principal prepayment shall be accompanied by payment of all interest under the Facility Three Term Note accrued but unpaid to the date of payment. Any partial prepayment of principal of the Facility Three Term Loans will be applied to installments of principal of the Facility Three Term Loans thereafter coming due, in inverse order of normal maturity. Amounts paid or prepaid on the Facility Three Term Loans will not be available for reborrowing."

      d. By deleting from the third paragraph of Section 1.4 of the Loan Agreement the words "One Federal Street" and by substituting in their stead the following:

            "100 Federal Street"

      e. By deleting in their entireties Sections 3.7, 3.7A and 3.7B of the Letter Agreement (each of said Sections having been amended or inserted by the First Modification) and by substituting in their stead the following:

            "3.7. CAPITAL BASE. The Borrower will maintain at all times (commencing with the Borrower's results as at June 30, 2000), a consolidated Capital Base which shall not be less than $15,000,000.

            3.7A. LIQUIDITY. The Borrower will maintain, as at the end of each month (commencing with the Borrower's results as at June 30, 2000), a Quick Ratio which shall not be less than 2.0 to 1. As determined at any date, the `Quick Ratio' is the ratio of (x) the Borrower's then Net Quick Assets to (y) outstanding Adjusted Current Liabilities.

            3.7B. LEVERAGE. The Borrower will maintain, as at the end of each month (commencing with the Borrower's results as at June 30, 2000), a Leverage Ratio which shall not be greater than 0.75 to 1. As determined at any date, the `Leverage Ratio' is the ratio of (x) Adjusted Debt outstanding at that date to (y) the Borrower's then consolidated Capital Base."

      f. By inserting into Section 4.7 of the Letter Agreement, immediately after the first sentence of such Section, the following:

            "In addition the formation of Securities Corp. (as contemplated by the immediately preceding sentence), the Borrower may also form and maintain a United Kingdom Subsidiary and a foreign sales corporation; provided that, in any event, the Borrower remains in compliance with the limitation set forth in clause (vii) of the first sentence of ss.4.5."

      g. By changing the notice address of the Bank, pursuant to Section 6.6 of the Letter Agreement, to the following:

            "Fleet National Bank
             Technology & Communications Group
             100 Federal Street
             Mail Code:  MA DE 10009G
             Boston, MA 02110
             Attention:  Irina V. Case, Vice President"

      h. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Facility One Term Loan" (such definition having been inserted by the First Modification), the following:

            "`Facility Three Term Loan' - Any loan made pursuant to ss.1.3C."

      i. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Facility One Term Note" (such definition having been inserted by the First Modification), the following:

            "`Facility Three Term Note' - As defined inss.1.1."

      j.    By inserting into the definition of "Loan Documents" appearing in
Section 7.1 of the Letter Agreement, immediately after the words "the Facility Two Term Note," (such words having been inserted by the First Modification), the following:

            "the Facility Three Term Note,"

      k. By deleting the PROVISO appearing at the end of the definition of "Qualifying Equipment" contained in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

            "; provided that (A) the aggregate principal amount of the Facility One Term Loans made with respect to the costs of the software so included will be limited to $300,000, (B) the aggregate principal amount of the Facility Two Term Loans made with respect to the costs of the software so included will be limited to $400,000 and (C) the aggregate principal amount of Facility Three Term Loans made with respect to the costs of the software so included will be limited to $800,000. Notwithstanding clause (ii) of the first sentence of this definition, Qualifying Equipment financed by Facility Three Term Loans may be kept either at the Borrower's Andover, MA premises or at the Borrower's North Andover, MA premises."

      l. By inserting into the definition of "Qualifying Leasehold Improvements", immediately after the words "North Andover, MA premises", the following:

            "or the Borrower's Andover, MA premises"

      m. By deleting from Section 7.1 of the Letter Agreement the definitions of "Term Loans" and "Term Notes" appearing in such Section (said definitions having been inserted by the First Modification) and by substituting in their stead the following:

            "`Term Loans' - Collectively, the Facility One Term Loans, the Facility Two Term Loans and the Facility Three Term Loans.

            `Term Notes' - Collectively, the Facility One Term Note, the Facility Two Term Note and the Facility Three Term Note."

      3.    The Facility One Term Note is hereby modified:

      a. By deleting the second sentence of the second grammatical paragraph of the text of the Facility One Term Note and by substituting in its stead the following:

            "After the occurrence and during the continuance of any Event of Default (as defined in the Letter Agreement), interest will, at the option of the Bank, accrue and be payable under this note at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law)."

      b. By deleting from the fifth grammatical paragraph of the text of the Facility One Term Note the words "One Federal Street" and by substituting in their stead the following:

            "100 Federal Street"

      4. The Facility Two Term Note is hereby amended by deleting from the fifth grammatical paragraph of the text of the Facility Two Term Note the words "One Federal Street" and by substituting in their stead the following:

            "100 Federal Street"

      5. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended. Wherever in any of the Financing Documents, or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Facility One Term Note", from and after the date hereof same will be deemed to refer to the Facility One Term Note, as hereby amended. Wherever in any of the Financing Documents, or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Facility Two Term Note", from and after the date hereof same will be deemed to refer to the Facility Two Term Note, as hereby amended.

      6. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the Facility Three Term Note. The Facility Three Term Note is a $4,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Term Note" or to the "Term Notes", from and after the date hereof same will be deemed to include each of the Facility One Term Note (as amended hereby), the Facility Two Term Note (as amended hereby) and the Facility Three Term Note. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Term Loan" or to the "Term Loans", from and after the date hereof same will be deemed to include each of the Facility One Term Loans, the Facility Two Term Loans and the Facility Three Term Loans (each as described in the Letter Agreement, as amended by this Agreement).

      7. In order to induce the Bank to enter into this Agreement, the Borrower agrees to pay to the Bank, at the date hereof, in respect of the Facility Three Term Loans, a facility fee of $20,000. Said fee is in addition to, and shall not be reduced by or applied against, any interest, fees, charges or other amounts paid or payable with respect to the Letter Agreement and/or with respect to any note issued thereunder.

      8. In order to induce the Bank to enter into this Agreement, the Borrower also agrees to pay, promptly upon receipt of an invoice therefor, all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Bank with respect to this Agreement and/or the Term Loans. If such fees and expenses are not promptly paid, the Borrower authorizes and directs the Bank to charge the Borrower's operating account for payment of same.

      9. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

      a. The execution, delivery and performance of this Agreement and the Facility Three Term Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

      b. The Borrower has duly executed and delivered each of this Agreement and the Facility Three Term Note.

      c. Each of this Agreement and the Facility Three Term Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

      d. The statements, representations and warranties made in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

      e. The covenants and agreements of the Borrower contained in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement have been complied with on and as of the date hereof.

      f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

      g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the monthly financial statements of the Borrower heretofore most recently furnished to the Bank. The Borrower hereby represents and warrants to the Bank that all financial statements and reports heretofore delivered to the Bank were complete and accurate as at the respective dates thereof and that the most recent projections of the Borrower heretofore delivered to the Bank in connection with this Agreement remain reasonable at the date hereof.

      10. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore. All of the Borrower's obligations, indebtedness and liabilities as evidenced by or otherwise arising under the Financing Documents, except as expressly modified in this Agreement, are, by the Borrower's execution of this Agreement, ratified and confirmed in all respects by the Borrower and the Borrower agrees that same run in favor of the Bank. In addition, by the Borrower's execution of this Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations, indebtedness and liabilities. The Borrower acknowledges that the security interests created by the IAR Security Agreement and the Supplementary Security Agreement run in favor of the Bank and constitute valid liens on the Collateral (as defined in the Letter Agreement) and agrees that the Borrower shall take no action to impair or invalidate such security interests. The Borrower acknowledges that the obligations secured by such security interests include, without limitation, the Facility One Term Note (as amended by this Agreement), the Facility Two Term Note (as amended by this Agreement), the Facility Three Term Note and the Letter Agreement (as amended by this Agreement).

      11. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

      Executed, as an instrument under seal, as of the day and year first above written.

                                       QUANTUM BRIDGE
                                         COMMUNICATIONS, INC.


                                       By: /s/ Cheryl A. Reault
                                           -------------------------------------
                                           Name:  Cheryl A. Reault
                                           Title: Vice President of Finance and
                                                  Administration
Accepted and agreed:
FLEET NATIONAL BANK


By:  /s/ Irina Case
     --------------------------
     Name:  Irina Case
     Title:  Vice President